ACQUISITION AGREEMENT

Agreement dated as of August 26, 2002, between Medsonix, Inc., a corporation organized under the laws of the State of Nevada (“Medsonix”), Sonic Wellness Center, Inc. (“Sonic Wellness”), a corporation organized under the laws of the State of Nevada, and Advanced Acoustic Technologies, a corporation organized under the laws of the State of Nevada (“Advanced Acoustic”), the owners of the Common Stock of Sonic Wellness as listed on Exhibit “A” of this Agreement (the “Sonic Wellness Shareholders”) and the owners of the Common Stock of Advanced Acoustic as listed on Exhibit “A” of this Agreement (the “Advanced Acoustic Shareholders”), who execute and become a party to this Agreement.

WHEREAS, Medsonix desires to acquire up to 100% of the issued and outstanding stock of Sonic Wellness and Advanced Acoustic in exchange for a pro rata interest in Medsonix on a 1:2 basis.

WHEREAS, the Sonic Wellness Shareholders and Advanced Acoustic Shareholders wish to exchange their respective stock ownership interest for the common stock of Medsonix.

NOW, THEREFORE, in consideration on the foregoing and the mutual representations, warrants, covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, the parties agree as follows:

1.	The Acquisition
1.1	Tender and Exchange.

a.           Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Medsonix shall tender the Medsonix Shares (defined below) to (i) Advanced Acoustic on behalf of the Advanced Acoustic Shareholders and (ii) to Sonic Wellness on behalf of the Sonic Wellness Shareholders.

b.          Advanced Acoustic and Sonic Wellness shall receive the Medsonix Shares from Medsonix on behalf of its respective Shareholders, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws, and the additional restrictions imposed by Section 5.24.

1.2

Transaction. At the Closing, Medsonix will tender up to 6,311,000 shares of its common stock (the “Medsonix Shares”) in exchange for shares of capital stock of Advanced Acoustic (the “Advanced Acoustic Shares”) and Sonic Wellness (the “Sonic Wellness Shares”). The exchange ratio shall be one share of Medsonix common stock for every two shares of Advanced Acoustic common stock and Sonic Wellness common stock. The Medsonix Shares shall be issued and delivered as set forth in Exhibit “A” hereto.

2.	The Closing.
2.1

Place and Time. The closing of the instant transaction (the “Closing”) shall take place at the offices of Chapman & Flanagan, Ltd. located at 777 N. Rainbow Blvd., Suite 390, Las Vegas, Nevada, no later than the close of business (Pacific Daylight Time) on 3:00 PM, August 26, 2002, or at such other place, date and time as the parties may agree in writing.

2.2	Deliveries by Sonic Wellness. At the Closing, Sonic Wellness and the Sonic Wellness Shareholders shall deliver the following to Medsonix:
a.

Certificates representing the Sonic Wellness Shares registered in the name of Medsonix (without any legend or other reference to any Encumbrance) other than those required by federal and or state securities law.

b.	The documents contemplated by Section 3.
c.

All other documents, instruments and writings required by this Agreement to be delivered by Sonic Wellness at the Closing and any other documents or records relating to Sonic Wellness’ business reasonably requested by Medsonix in connection with this Agreement.

2.3	Deliveries by Advanced Acoustic. At the Closing, Advanced Acoustic and the Advanced Acoustic Shareholders shall deliver the following to Medsonix:
a.

Certificates representing the Advanced Acoustic Shares registered in the name of Medsonix (without any legend or other reference to any Encumbrance) other than those required by federal and or state securities law.

b.	The documents contemplated by Section 3.
c.

All other documents, instruments and writings required by this Agreement to be delivered by Advanced Acoustic at the Closing and any other documents or records relating to Advanced Acoustics’ business reasonably requested by Medsonix in connection with this Agreement.

2.4	Deliveries by Medsonix. At the Closing, Medsonix shall deliver the following to Advanced Acoustic
a.	The Medsonix Shares as contemplated by section 1, in the form specified in Exhibit A.
b.	The documents contemplated by Section 4.
c.

All other documents, instruments and writings required by this Agreement to be delivered by Medsonix at the Closing and any other documents or records relating to Medsonix’ business reasonably requested by Advanced Acoustic in connection with this Agreement.

3. Conditions to Medsonix’ Obligations.

The obligations of Medsonix to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Medsonix:

3.1

No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits Medsonix’ acquisition of the Advanced Acoustic Shares or the Medsonix Shares or that will require any divestiture as a result of Medsonix’ acquisition of the Advanced Acoustic Shares or that will require all or any part of the business of Advanced Acoustic to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Medsonix or Advanced Acoustic if this Agreement is consummated shall be pending.

3.2

Representations, Warranties and Agreements. The representations and warranties of Advanced Acoustic set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Advanced Acoustic shall have performed, and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) Advanced Acoustic shall have received a certificate to that effect signed by an authorized representative of Advanced Acoustic.

3.3

Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of Medsonix’ acquisition of the Advanced Acoustic Shares shall have been obtained and shall be in full force and effect.

3.4	Shareholder Approval. Shareholders holding a minimum of ninety percent (90%) of the common stock of Advanced Acoustic shall have approved of and signed this Agreement.

4. Conditions to Sonic Wellness and the Sonic Wellness Shareholders’ Obligations.

The obligations of Sonic Wellness and the Sonic Wellness Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Sonic Wellness:

4.1

No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits Medsonix’ acquisition of the Sonic Wellness Shares or Sonic Wellness’ receipt of the Medsonix Shares or that will require any divestiture as a result of Medsonix’ acquisition of the Shares or Sonic Wellness’ acquisition of the Medsonix Shares or that will require all or any part of the business of Medsonix or Sonic Wellness to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Medsonix or Sonic Wellness if this Agreement is consummated shall be pending.

4.2

Representations, Warranties and Agreements. The representations and warranties of Medsonix set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Medsonix shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) Sonic Wellness shall have received a certificate to that effect signed by an authorized representative of Medsonix.

4.3

Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of Medsonix’ acquisition of the Sonic Wellness Shares and Sonic Wellness’ acquisition of the Medsonix Shares shall have been obtained and shall be in full force and effect.

5. Conditions to Advanced Acoustic and the Advanced Acoustic Shareholders’ Obligations.

The obligations of Advanced Acoustic and the Advanced Acoustic Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Advanced Acoustic:

5.1

No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits Medsonix’ acquisition of the Advanced Acoustic Shares or Advanced Acoustic’s receipt of the Medsonix Shares or that will require any divestiture as a result of Medsonix’ acquisition of the Shares or Advanced Acoustic’s acquisition of the Medsonix Shares or that will require all or any part of the business of Medsonix or Advanced Acoustic to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Medsonix or Advanced Acoustic if this Agreement is consummated shall be pending.

5.2

Representations, Warranties and Agreements. The representations and warranties of Medsonix set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Medsonix shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) Advanced Acoustic shall have received a certificate to that effect signed by an authorized representative of Medsonix.

5.3

Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of Medsonix’ acquisition of the Advanced Acoustic Shares and Advanced Acoustic’s acquisition of the Medsonix Shares shall have been obtained and shall be in full force and effect.

6. Representations and Warranties of Sonic Wellness

Sonic Wellness (and, with respect to section 6.4, each of the Sonic Wellness Shareholders with respect to that shareholder’s shares only) represents and warrants to Medsonix that, to the knowledge of Sonic Wellness (which limitation shall not apply to Section 6.3), and except as set forth in the Sonic Wellness Disclosure Letter:

6.1

Organization of Sonic Wellness; Authorization. Sonic Wellness is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Sonic Wellness and this Agreement constitutes a valid and binding obligation of Sonic Wellness; enforceable against it in accordance with its terms.

6.2

Capitalization. The authorized capital stock of Sonic Wellness consists of 50,000,000 shares of common stock, $.0001 par value, and 25,000,000 shares of preferred stock. As of the date hereof 11,257,000 of such common shares of Sonic Wellness were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Sonic Wellness are validly issued, fully paid and nonassessable.

6.3

No Conflict as to Sonic Wellness. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Sonic Wellness Shares to Medsonix will (a) violate any provision of the certificate of incorporation or by-laws of Sonic Wellness or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which Sonic Wellness is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Sonic Wellness

6.4

Ownership of Sonic Wellness Shares. The delivery of certificates to Medsonix provided in Section 2.2 and the delivery of certificates to Sonic Wellness as provided in Section 2.3 will result in Medsonix’ immediate acquisition of record and beneficial ownership of up to 11,257,000 Sonic Wellness Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

6.5

No Conflict as to Sonic Wellness and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the acquisition of the Sonic Wellness Shares to Medsonix will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Sonic Wellness or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Sonic Wellness or any of its Subsidiaries under, any material agreement or commitment to which Sonic Wellness or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of Sonic Wellness or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Sonic Wellness or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole.

6.6

Consent and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Sonic Wellness or Medsonix or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Sonic Wellness or the consummation of the acquisition of the Sonic Wellness Shares to Medsonix.

6.7

Other Consents. No consent of any Person is required to be obtained by Sonic Wellness or Medsonix prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the Sonic Wellness Shares to Medsonix, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Sonic Wellness or Medsonix.

6.8

Financial Statements. Sonic Wellness has delivered to Medsonix consolidated balance sheets of Sonic Wellness and its Subsidiaries as at December 31, 2001, and statements of income and changes in financial position for the period then ended. Such Sonic Wellness Financial Statements and notes fairly present the consolidated financial condition and results of operations of Sonic Wellness and its Subsidiaries as at the respective dates thereof and for the periods therein.

6.9

Title to Properties. Either Sonic Wellness or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Sonic Wellness Financial Statements (except for property sold since the date of the Sonic Wellness Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Sonic Wellness or any of its Subsidiaries since the date of the Sonic Wellness Financial. Statements. All properties and assets reflected in the Sonic Wellness Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Sonic Wellness Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the Sonic Wellness Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Sonic Wellness Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Sonic Wellness or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of Sonic Wellness and its Subsidiaries include all rights, properties and other assets necessary to permit Sonic Wellness and its Subsidiaries to conduct Sonic Wellness’ business in all material respects in the same manner as it is conducted on the date of this Agreement.

6.10

Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Sonic Wellness or its Subsidiaries are, in all respects material to the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. Sonic Wellness has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole or which would require a payment by Sonic Wellness or Medsonix or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

6.11

No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by Sonic Wellness or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole.

6.12

Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Sonic Wellness or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Sonic Wellness, Medsonix and any of their Subsidiaries, taken as whole, or which would require a payment by Sonic Wellness or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Sonic Wellness nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Sonic Wellness, Medsonix or any of their Subsidiaries, taken as a whole, or which would require a payment by Sonic Wellness or its subsidiaries in excess of $2,000 in the aggregate.

6.13	Absence of Certain Changes. Since the date of the Sonic Wellness Financial Statements, neither Sonic Wellness nor any of its Subsidiaries has;
a.

suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b.	made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
c.

issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

d.	organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;
e.

borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f.	paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
g.	prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
h.	canceled any material debts or waived any material claims or rights, except in the ordinary course of business;
i.	disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;
j.	granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);
k.

purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l.

made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

m.	written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;
n.	written down or been required to write down any inventory in an aggregate amount in excess of $2,000;
o.	entered into any collective bargaining or union contract or agreement; or
p.

other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Sonic Wellness and its subsidiaries taken as a whole.

6.14	No Material Adverse Change. Since the date of the Sonic Wellness Financial Statements, there has not been any material adverse change in the business or financial condition of Sonic Wellness
6.15	Contracts and Commitments. Neither Sonic Wellness nor any of its Subsidiaries is a party to any:
a.

Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of Sonic Wellness or one of its Subsidiaries of more than $25,000 and not cancelable by Sonic Wellness or the relevant Subsidiary (without liability to Sonic Wellness or such Subsidiary) within 60 days;

b.

Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by Sonic Wellness or the relevant Subsidiary (without liability to Sonic Wellness or such Subsidiary) within 90 days;

c.

Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of Sonic Wellness or any of its Subsidiaries;

d.	Commitment, contract or agreement that is currently expected by the management of Sonic Wellness to result in any material loss upon completion or performance thereof;
e.

Contract, agreement or commitment that is material to the business of Sonic Wellness and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

f.	Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither Sonic Wellness, any of its Subsidiaries, nor any of the Sonic Wellness Shareholders is in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which Sonic Wellness or any of its Subsidiaries is a party or is or may be bound that relates to the business of Sonic Wellness or any of its Subsidiaries or to which any of the assets or properties of Sonic Wellness or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole. Medsonix has not guaranteed or assumed and specifically does not guarantee or assume any obligations of Sonic Wellness or any of its Subsidiaries.

6.16

Labor Relations. Neither Sonic Wellness nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole, (a) Sonic Wellness and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against Sonic Wellness or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Sonic Wellness or any of its Subsidiaries, (d) no representation question exists respecting the employees of Sonic Wellness or any of its Subsidiaries, (e) neither Sonic Wellness nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of Sonic Wellness or any of its Subsidiaries is currently being negotiated.

6.18

Compliance with Law. The operations of Sonic Wellness and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole, or which would not require a payment by Sonic Wellness or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither Sonic Wellness nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Sonic Wellness and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

6.19	Tax Matters.
a.

Sonic Wellness and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only Sonic Wellness and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 6.18, such tax Returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material -respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

b.

All consolidated or combined Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of Sonic Wellness or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of Sonic Wellness and Subsidiaries have been properly included and reflected thereon. Sonic Wellness shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of Sonic Wellness or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, Sonic Wellness’ consolidated federal income tax return for such taxable years. Sonic Wellness will timely file a consolidated federal income tax return for the taxable year ended December 31, 2000 and such return shall include and reflect the income, activities, operations and transactions of Sonic Wellness and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of Sonic Wellness and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to Sonic Wellness or any of its Subsidiaries and do not generally relate to matters affecting other members of Sonic Wellness’ consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Sonic Wellness has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

c.

Neither Sonic Wellness nor any of its subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason, of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

d.

Neither Sonic Wellness nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

e.

There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to Sonic Wellness or its Subsidiaries, or their assets or operations and no power of attorney granted by Sonic Wellness or any of its Subsidiaries with respect to any Tax matter is currently in force.

f.

There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in Sonic Wellness, pending or threatened against or with respect to any Tax attributable to Sonic Wellness, its Subsidiaries or their assets or operations.

g.

Except as set forth in the Sonic Wellness Disclosure Letter, all amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

h.

No property of Sonic Wellness is “tax-exempt use property” within the meaning of Section 168(h) of the Code nor property that Sonic Wellness and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

i.

There have been delivered or made available to Medsonix true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Medsonix as may be relevant to Sonic Wellness, its Subsidiaries, or their assets or operations for any and all periods ending December 31, 2001, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

j.

There is no contract, agreement, plan or arrangement including but not limited to the provisions of this Agreement, covering any employee or former employee of Sonic Wellness or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

6.20	Environmental Matters.
a.

At all times prior to the date hereof, Sonic Wellness and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole, or which would require a payment by Sonic Wellness or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

b.	The environmental licenses, permits and authorizations that are material to the operations of Sonic Wellness and its Subsidiaries, taken as a whole, are in full force and effect.
c.

Neither Sonic Wellness nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by Sonic Wellness or any of its Subsidiaries (the “Properties”) any (i) pollutants, (ii) contaminants, (iii) “Hazardous Substances,” as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) “Regulated Substances,” as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of Sonic Wellness and its Subsidiaries, taken as a whole.

6.21

Absence of Certain Commercial Practices. Neither Sonic Wellness nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Sonic Wellness or its Subsidiaries, which Sonic Wellness or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither Sonic Wellness nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

6.22

Transactions with Directors and Officers. Except as otherwise disclosed, Sonic Wellness and its Subsidiaries do not engage in business with any Person in which any of Sonic Wellness’ directors or officers has a material equity interest. No director or officer of Sonic Wellness owns any property, asset or right which is material to the business of Sonic Wellness and its Subsidiaries, taken as a whole.

6.23

Borrowing and Guarantees. Except as otherwise disclosed, Sonic Wellness and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

6.24	Investment Purpose. The Sonic Wellness Shareholders represent and warrant that they are receiving the Medsonix Shares for investment purposes and not with an intent to distribute them.

7. Representations and Warranties of Advanced Acoustic

Advanced Acoustic (and, with respect to section 7.4, each of the Advanced Acoustic Shareholders with respect to that shareholder’s shares only) represents and warrants to Medsonix that, to the knowledge of Advanced Acoustic (which limitation shall not apply to Section 7.3), and except as set forth in the Advanced Acoustic Disclosure Letter:

7.1

Organization of Advanced Acoustic; Authorization. Advanced Acoustic is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Advanced Acoustic and this Agreement constitutes a valid and binding obligation of Advanced Acoustic; enforceable against it in accordance with its terms.

7.2

Capitalization. The authorized capital stock of Advanced Acoustic consists of 50,000,000 shares of common stock, $.0001 par value, and 25,000,000 shares of preferred stock. As of the date hereof 1,365,000 of such common shares of Advanced Acoustic were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Advanced Acoustic are validly issued, fully paid and nonassessable.

7.3

No Conflict as to Advanced Acoustic. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Advanced Acoustic Shares to Medsonix will (a) violate any provision of the certificate of incorporation or by-laws of Advanced Acoustic or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which Advanced Acoustic is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Advanced Acoustic

7.4

Ownership of Advanced Acoustic Shares. The delivery of certificates to Medsonix provided in Section 2.2 and the delivery of certificates to Advanced Acoustic as provided in Section 2.3 will result in Medsonix’ immediate acquisition of record and beneficial ownership of up to 1,365,000 Advanced Acoustic Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

7.5

No Conflict as to Advanced Acoustic and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the acquisition of the Advanced Acoustic Shares to Medsonix will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Advanced Acoustic or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Advanced Acoustic or any of its Subsidiaries under, any material agreement or commitment to which Advanced Acoustic or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of Advanced Acoustic or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Advanced Acoustic or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 7.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole.

7.6

Consent and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Advanced Acoustic or Medsonix or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Advanced Acoustic or the consummation of the acquisition of the Advanced Acoustic Shares to Medsonix.

7.7

Other Consents. No consent of any Person is required to be obtained by Advanced Acoustic or Medsonix prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the Advanced Acoustic Shares to Medsonix, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Advanced Acoustic or Medsonix.

7.8

Financial Statements. Advanced Acoustic has delivered to Medsonix consolidated balance sheets of Advanced Acoustic and its Subsidiaries as at December 31, 2001, and statements of income and changes in financial position for the period then ended. Such Advanced Acoustic Financial Statements and notes fairly present the consolidated financial condition and results of operations of Advanced Acoustic and its Subsidiaries as at the respective dates thereof and for the periods therein.

7.9

Title to Properties. Either Advanced Acoustic or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Advanced Acoustic Financial Statements (except for property sold since the date of the Advanced Acoustic Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Advanced Acoustic or any of its Subsidiaries since the date of the Advanced Acoustic Financial. Statements. All properties and assets reflected in the Advanced Acoustic Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Advanced Acoustic Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the Advanced Acoustic Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Advanced Acoustic Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Advanced Acoustic or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of Advanced Acoustic and its Subsidiaries include all rights, properties and other assets necessary to permit Advanced Acoustic and its Subsidiaries to conduct Advanced Acoustic’s business in all material respects in the same manner as it is conducted on the date of this Agreement.

7.10

Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Advanced Acoustic or its Subsidiaries are, in all respects material to the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. Advanced Acoustic has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole or which would require a payment by Advanced Acoustic or Medsonix or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

7.11

No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by Advanced Acoustic or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole.

7.12

Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Advanced Acoustic or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic, Medsonix and any of their Subsidiaries, taken as whole, or which would require a payment by Advanced Acoustic or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Advanced Acoustic nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic, Medsonix or any of their Subsidiaries, taken as a whole, or which would require a payment by Advanced Acoustic or its subsidiaries in excess of $2,000 in the aggregate.

7.13	Absence of Certain Changes. Since the date of the Advanced Acoustic Financial Statements, neither Advanced Acoustic nor any of its Subsidiaries has;
a.

suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b.	made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
c.

issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

d.	organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;
e.

borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f.	paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
g.	prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
h.	canceled any material debts or waived any material claims or rights, except in the ordinary course of business;
i.	disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;
j.	granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);
k.

purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l.

made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

m.	written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;
n.	written down or been required to write down any inventory in an aggregate amount in excess of $2,000;
o.	entered into any collective bargaining or union contract or agreement; or
p.

other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Advanced Acoustic and its subsidiaries taken as a whole.

7.14	No Material Adverse Change. Since the date of the Advanced Acoustic Financial Statements, there has not been any material adverse change in the business or financial condition of Advanced Acoustic
7.15	Contracts and Commitments. Neither Advanced Acoustic nor any of its Subsidiaries is a party to any:
a.

Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of Advanced Acoustic or one of its Subsidiaries of more than $25,000 and not cancelable by Advanced Acoustic or the relevant Subsidiary (without liability to Advanced Acoustic or such Subsidiary) within 60 days;

b.

Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by Advanced Acoustic or the relevant Subsidiary (without liability to Advanced Acoustic or such Subsidiary) within 90 days;

c.

Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of Advanced Acoustic or any of its Subsidiaries;

d.	Commitment, contract or agreement that is currently expected by the management of Advanced Acoustic to result in any material loss upon completion or performance thereof;
e.

Contract, agreement or commitment that is material to the business of Advanced Acoustic and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

f.	Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither Advanced Acoustic, any of its Subsidiaries, nor any of the Advanced Acoustic Shareholders is in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which Advanced Acoustic or any of its Subsidiaries is a party or is or may be bound that relates to the business of Advanced Acoustic or any of its Subsidiaries or to which any of the assets or properties of Advanced Acoustic or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole. Medsonix has not guaranteed or assumed and specifically does not guarantee or assume any obligations of Advanced Acoustic or any of its Subsidiaries.

7.16

Labor Relations. Neither Advanced Acoustic nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole, (a) Advanced Acoustic and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against Advanced Acoustic or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Advanced Acoustic or any of its Subsidiaries, (d) no representation question exists respecting the employees of Advanced Acoustic or any of its Subsidiaries, (e) neither Advanced Acoustic nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of Advanced Acoustic or any of its Subsidiaries is currently being negotiated.

7.18

Compliance with Law. The operations of Advanced Acoustic and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole, or which would not require a payment by Advanced Acoustic or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither Advanced Acoustic nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Advanced Acoustic and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

7.19	Tax Matters.
a.

Advanced Acoustic and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only Advanced Acoustic and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 7.18, such tax Returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material -respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

b.

All consolidated or combined Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of Advanced Acoustic or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of Advanced Acoustic and Subsidiaries have been properly included and reflected thereon. Advanced Acoustic shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of Advanced Acoustic or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, Advanced Acoustic’s consolidated federal income tax return for such taxable years. Advanced Acoustic will timely file a consolidated federal income tax return for the taxable year ended December 31, 2000 and such return shall include and reflect the income, activities, operations and transactions of Advanced Acoustic and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of Advanced Acoustic and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to Advanced Acoustic or any of its Subsidiaries and do not generally relate to matters affecting other members of Advanced Acoustic’s consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Advanced Acoustic has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

c.

Neither Advanced Acoustic nor any of its subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason, of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

d.

Neither Advanced Acoustic nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

e.

There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to Advanced Acoustic or its Subsidiaries, or their assets or operations and no power of attorney granted by Advanced Acoustic or any of its Subsidiaries with respect to any Tax matter is currently in force.

f.

There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in Advanced Acoustic, pending or threatened against or with respect to any Tax attributable to Advanced Acoustic, its Subsidiaries or their assets or operations.

g.

Except as set forth in the Advanced Acoustic Disclosure Letter, all amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

h.

No property of Advanced Acoustic is “tax-exempt use property” within the meaning of Section 168(h) of the Code nor property that Advanced Acoustic and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1987.

i.

There have been delivered or made available to Medsonix true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Medsonix as may be relevant to Advanced Acoustic, its Subsidiaries, or their assets or operations for any and all periods ending December 31, 2001, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

j.

There is no contract, agreement, plan or arrangement including but not limited to the provisions of this Agreement, covering any employee or former employee of Advanced Acoustic or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

7.20	Environmental Matters.
a.

At all times prior to the date hereof, Advanced Acoustic and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole, or which would require a payment by Advanced Acoustic or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

b.	The environmental licenses, permits and authorizations that are material to the operations of Advanced Acoustic and its Subsidiaries, taken as a whole, are in full force and effect.

c.

Neither Advanced Acoustic nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by Advanced Acoustic or any of its Subsidiaries (the “Properties”) any (i) pollutants, (ii) contaminants, (iii) “Hazardous Substances,” as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) “Regulated Substances,” as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole.

7.21

Absence of Certain Commercial Practices. Neither Advanced Acoustic nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Advanced Acoustic or its Subsidiaries, which Advanced Acoustic or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither Advanced Acoustic nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

7.22

Transactions with Directors and Officers. Except as otherwise disclosed, Advanced Acoustic and its Subsidiaries do not engage in business with any Person in which any of Advanced Acoustic’s directors or officers has a material equity interest. No director or officer of Advanced Acoustic owns any property, asset or right which is material to the business of Advanced Acoustic and its Subsidiaries, taken as a whole.

7.23

Borrowing and Guarantees. Except as otherwise disclosed, Advanced Acoustic and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

7.24	Investment Purpose. The Advanced Acoustic Shareholders represent and warrant that they are receiving the Medsonix Shares for investment purposes and not with an intent to distribute them.

8. Representations and Warranties of Medsonix

Medsonix represents and warrants to Advanced Acoustic that, to the Knowledge of Medsonix (which limitation shall not apply to Section 8.3), and except as otherwise disclosed by Medsonix:

8.1

Organization of Medsonix; Authorization. Medsonix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Medsonix arid this Agreement constitutes a valid and binding obligation of Medsonix, enforceable against it in accordance with its terms.

8.2

Capitalization. The authorized capital stock of Medsonix consists of 50,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value. As of the date hereof no shares of such common stock of Medsonix are issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Advanced Acoustic are validly issued, fully paid and nonassessable.

8.3

No Conflict as to Medsonix. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Medsonix Shares to Advanced Acoustic will (a) violate any provision of the certificate of incorporation or by-laws of Medsonix, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which Medsonix is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Medsonix.

8.4

Ownership of Medsonix Shares. The delivery of certificates to Advanced Acoustic provided in Section 2.3 will result in Advanced Acoustic Shareholders’ immediate acquisition of record and beneficial ownership of the Medsonix Shares, free and clear of all encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Medsonix. Nothing in this Agreement shall be deemed to be a representation or warranty as to the tradability of any of the Medsonix Shares under Federal or any States’ security laws.

8.5

No Conflict as to Medsonix and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the of the instant agreement will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Medsonix or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Medsonix or any of its Subsidiaries under, any material agreement or commitment to which Medsonix or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of Medsonix or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Medsonix. or any of its Subsidiaries except, in the case of violations, conflicts, defaults, termination’s, accelerations or Encumbrances described in clause (b) of this Section. 8.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole.

8.6

Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Medsonix or Advanced Acoustic or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by Medsonix or the consummation of the contemplated transaction.

8.7

Other Consents. No consent of any Person is required to be obtained by Advanced Acoustic or Medsonix to the execution, delivery and performance of this Agreement or the consummation of the contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Advanced Acoustic or Medsonix.

8.8

Financial Statements. Medsonix has delivered to Advanced Acoustic consolidated balance sheets of Medsonix and its Subsidiaries as at June 30, 2002, and statements of income and changes in financial position for the period then ended. Such Medsonix Financial Statements and notes fairly present the consolidated financial condition and results of operations of Medsonix and its Subsidiaries as at the respective dates thereof and for the periods therein.

8.9

Title to Properties. Either Medsonix or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Medsonix Financial Statements and all the material properties and assets purchased or otherwise acquired by Medsonix or any of its Subsidiaries since the date of the Medsonix Financial Statements. All properties and assets reflected in the Medsonix Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Medsonix Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the Medsonix Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Medsonix Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Medsonix or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of Medsonix and its Subsidiaries include all rights, properties and other assets necessary to permit Medsonix and its Subsidiaries to conduct Medsonix’s business in all material respects in the same manner as it is conducted on the date of this Agreement.

8.10

Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Medsonix or its Subsidiaries are, in all respects material to the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. Medsonix has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole or which would require a payment by Advanced Acoustic or Medsonix or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

8.11

No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by Medsonix or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic and its Subsidiaries, taken as a whole.

8.12

Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Medsonix or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic, Medsonix and any of their Subsidiaries, taken as whole, or which would require a payment by Medsonix or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Medsonix nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Advanced Acoustic, Medsonix or any of their Subsidiaries, taken as a whole, or which would require a payment by Medsonix or its subsidiaries in excess of $2,000 in the aggregate.

8.13	Absence of Certain Changes. Since the date of the Medsonix Financial Statements, neither Medsonix nor any of its Subsidiaries has:
a.

suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b.	made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
c.

issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

d.	organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;

e.

borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f.	paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
g.	prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
h.	canceled any material debts or waived any material claims or rights, except in the ordinary course of business;
i.	disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;
j.	granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);
k.

purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l.

made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

m.	written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;
n.	written down or been required to write down any inventory in an aggregate amount in excess of $2,000;
o.	entered into any collective bargaining or union contract or agreement; or
p.

other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Medsonix and its subsidiaries taken as a whole.

8.14

No Material Adverse Change. Since the date of the Medsonix Financial Statements, there has not been any material adverse change in the business or financial condition of Medsonix and its Subsidiaries taken as a whole.

8.15	Contracts and Commitments. Neither Medsonix nor any of its Subsidiaries is party to any:
a.

Contract or agreement (other than purchase on sales orders entered into in the ordinary course of business) involving any liability on the part of Medsonix or one of its Subsidiaries of more than $2,000 and not cancelable by Medsonix or the relevant Subsidiary (without liability to Medsonix or such Subsidiary) within 60 days;

b.

Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by Medsonix or the relevant Subsidiary (without liability to Medsonix or such Subsidiary) within 90 days;

c.

Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of Medsonix or any of its Subsidiaries;

d.	Commitment, contract or agreement that is currently expected by the management of Medsonix to result in any material loss upon completion or performance thereof;
e.

Contract, agreement or commitment that is material to the business of Medsonix and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

f.	Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither Medsonix nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which Medsonix or any of its Subsidiaries is a party or is or may be bound as it relates to the business of Medsonix or any of its Subsidiaries or to which any of the assets or properties of Medsonix or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversity affect the business or financial condition of Medsonix and its Subsidiaries, taken as a whole.

8.16

Labor Relations. Neither Medsonix nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, (a) Medsonix and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against Medsonix or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Medsonix or any of its Subsidiaries, (d) no representation question exists respecting the employees of Medsonix or any of its Subsidiaries, (e) neither Medsonix nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of Medsonix or any of its Subsidiaries is currently being negotiated.

8.17

Employee Benefit Plans. Medsonix has no plan that is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the there are no material management incentive plans nor any material employment contracts or severance arrangements pertaining to one or more specific employees.

8.18

Compliance with Law. The operations of Medsonix and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, or which would not require a payment by Medsonix or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither Medsonix nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Medsonix and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

8.19	Tax Matters.
a.

Medsonix and each of its Subsidiaries (1) has filed all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns that include only Medsonix and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 8.18, such tax returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and, accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect, any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

b.

All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of Medsonix or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of Medsonix and Subsidiaries have been properly included and reflected thereon. Medsonix shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of Medsonix or any Subsidiary, with respect to any taxable yea or the portion thereof ending on or prior to the Closing Date, including, without limitation, Medsonix’s consolidated federal income tax return for such taxable years. Medsonix will timely file a consolidated federal income tax return for the taxable year ended December 31, 2000 and such return shall include and reflect the income, activities, operations and transactions of Medsonix and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of Medsonix and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to Medsonix or any of its Subsidiaries and do not generally relate to matters affecting other members of Medsonix’s consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Medsonix has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

c.

Neither Medsonix nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

d.

Neither Medsonix nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

e.

There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to Medsonix or its Subsidiaries, or their assets or operations and no power of attorney granted by Medsonix or any of its Subsidiaries with respect to any Tax matter is currently in force.

f.

There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in Advanced Acoustic, pending or threatened against or with respect to any Tax attributable to Medsonix, its Subsidiaries or their assets or operations.

g.	All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.
h.

No property of Medsonix is “tax-exempt use property” within the meaning of Section 168(h) of the Code nor property that Medsonix and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1988.

i.

There have been delivered or made available to Advanced Acoustic true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Advanced Acoustic as may be relevant to Medsonix, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Medsonix or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

8.20	Environmental Matters.
a.

At all times prior to the date hereof, Medsonix and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, or which would require a payment by Medsonix or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

b.	The environmental licenses, permits and authorizations that are material to the operations of Medsonix and its Subsidiaries, taken as a whole, are in full force and effect.

c.

Neither Medsonix nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by Medsonix or any of its Subsidiaries (the “Properties”) any (i) pollutants, (ii) contaminants, (iii) “Hazardous Substances,” as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) “Regulated Substances,” as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of Medsonix and its Subsidiaries, taken as a whole.

8.21

Registration. Medsonix agrees to file a registration statement with the Securities and Exchange Commission as soon as possible following the Closing, and to maintain the effectiveness of the registration statement for two years. This registration statement shall cover, at a minimum, all of the Medsonix Shares, excluding shares owned by affiliates. Medsonix shall pay all fees and expenses in connection with the Registration Statement. Medsonix shall take all necessary action, including payment of necessary fees and expenses, which may be required in qualifying or registering the Medsonix Shares for offering and sale under the securities or blue sky laws of such states as are provided for Medsonix’s issued and outstanding shares.

8.22

Absence of Certain Commercial Practices. Neither Medsonix nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Medsonix or its Subsidiaries, which Medsonix or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither Medsonix nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

8.23

Transactions with Directors and Officers. Medsonix and its Subsidiaries do not engage in business with any Person in which any of Medsonix’s directors or officers has a material equity interest. No director or officer of Medsonix owns any property, asset or right which is material to the business of Medsonix and its Subsidiaries, taken as a whole.

8.24

Borrowing and Guarantees. Medsonix and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or Sureties with respect to the obligations of any Person.

8.25

Purchase for Investment. Medsonix is obtaining the Advanced Acoustic Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

8.26

Indemnification. Medsonix hereby agrees to indemnify, defend and hold harmless, Advanced Acoustic and Sonic Wellness, their officers, directors, shareholders, agents, and employees, and their successors and assigns, against all liabilities, damages, claims, costs, expenses and losses (including reasonable attorneys’ fees and costs) incurred as a result of any breach of or failure of Medsonix to fulfill any representation, warranty, covenant or agreement made by it under this Agreement.

9.	Access and Reporting; Filings With Governmental Authorities; Other Covenants.
9.1

Access between the date of this Agreement and the Closing Date. Each of Advanced Acoustic, Sonic Wellness and Medsonix shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Advanced Acoustic, Sonic Wellness or Medsonix, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

9.2

Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, Medsonix shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Medsonix, except for the exchange of the Medsonix Shares for the Advanced Acoustic Shares from the Advanced Acoustic Shareholders and except for the exchange of Medsonix Shares for the Sonic Wellness Shares from the Sonic Wellness Shareholders.

9.3

Regulatory Matters. Advanced Acoustic, Sonic Wellness and Medsonix shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

9.5

Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of Advanced Acoustic, Sonic Wellness and Medsonix shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 9.1. Following the Closing, each of Advanced Acoustic, Sonic Wellness and Medsonix shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection. with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This Section 9.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of Advanced Acoustic, Sonic Wellness and Medsonix shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of Advanced Acoustic, Sonic Wellness and Medsonix shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 9.1 to comply with the provisions of this Section 9.5.

10.	Conduct of Medsonix’ Business Prior to the Closing.
10.1	Operation in Ordinary Course. Between the date of this Agreement and the Closing Date. Medsonix shall cause conduct its businesses in all material respects in the ordinary course.
10.2

Business Organization. Between the date of this Agreement and the Closing Date, Medsonix shall (a) preserve substantially intact the business organization of Medsonix; and (b) preserve in all material respects the present business relationships and good will of Medsonix and each of its Subsidiaries.

10.3

Corporate Organization. Between the date of this Agreement and the Closing Date, Medsonix shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

a.

issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

b.

create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

c.	reclassify, split up or otherwise change any of its Equity Securities;
d.	be party to any merger, consolidation or other business combination;
e.

sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Medsonix and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

f.	organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.
11.	Definitions.

As used in this Agreement, the following terms have the meanings specified or referred to in this Section 11.

11.1	“Business Day” - Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

11.2	“Code” - The Internal Revenue Code of 1986, as amended.
11.3

“Encumbrances” - any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

11.4	“Equity Securities” See Rule 3a-11-l under the Securities Exchange Act of 1934.
11.5	“ERISA”- The Employee Retirement Income Security Act of 1974, as amended.
11.6

“Governmental Body” - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commissioner authority thereof.

11.7	“Knowledge” - Actual knowledge, after reasonable investigation.
11.8	“Person” - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.
11.9

“Subsidiary” - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation’s Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

12.	Termination. This Agreement may be terminated before the Closing occurs only as follows:
a.	By written agreement of Advanced Acoustic and Medsonix at any time.
b.

By Medsonix, by notice to Advanced Acoustic at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

c.

By Advanced Acoustic, by notice to Medsonix at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

d.

By Medsonix, by notice to Sonic Wellness at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

e.

By Sonic Wellness, by notice to Medsonix at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

f.	By either party, by notice to the other, at any time after the Start of Trading but prior to completion of the obligations under Section 6.26.1.a.
13.

Previous Agreements. By entering into this Agreement, Medsonix, Sonic Wellness and Advanced Acoustic (and, where applicable, the Advanced Acoustic Shareholders and the Sonic Wellness Shareholders) specifically acknowledge that any and all representations, warranties, or provisions in prior agreements between the parties, whether written or oral, are superceded by the terms and conditions of this Agreement.

14.

Dissenters’ Rights. Medsonix, the surviving corporation, will promptly pay to any dissenting shareholders of Sonic Wellness and Advanced Acoustic the amount, if any, to which they shall be entitled under NRS 92A.380 with respect to the rights of dissenting shareholders.

15.

Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties),

(a)	If to Medsonix:

Medsonix, Inc.

2626 S. Rainbow Blvd., Suite 109

Las Vegas, NV 89146

Facsimile No.: 1-702-873-6880

Attention:	Alphonse Cassone
With a copy to:

Chapman & Flanagan, Ltd.

777 N. Rainbow Blvd., Suite 390

Las Vegas, NV 89107

Facsimile No.: (702) 650-5667

	Attention:	Sean P. Flanagan, Esq.
(b)	If to Sonic Wellness Center, Inc.:

Sonic Wellness Center, Inc.

2626 S. Rainbow Blvd., Suite 109

Las Vegas, NV 89146

Facsimile No.:

Attention:	Alphonse Cassone

(c)	If to Advanced Acoustic Technologies:

Advanced Acoustic Technologies

2626 S. Rainbow Blvd., Suite 109

Las Vegas, NV 89146

Facsimile No.:

Attention:	Alphonse Cassone
16.	Miscellaneous.
16.2	Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.
16.3	Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement,
16.4

No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

16.5	Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.
16.7

Articles of Merger. The Advanced Acoustic Shareholders and the Sonic Wellness Shareholders acknowledge that execution of this Agreement shall serve as written consent and approval of the acquisitions of Sonic Wellness and Advanced Acoustic by Medsonix. Upon execution of this Agreement by the Advanced Acoustic Shareholders and the Sonic Wellness Shareholders, the Articles of Merger shall be prepared and filed in the appropriate offices in Nevada.

16.8	Corporate Existence of Advanced Acoustic. After the Closing and filing of the Articles of Merger, the corporate existence of Advanced Acoustic and Sonic Wellness shall cease.
16.9	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
16.10

Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof

16.11	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

Medsonix, Inc.	Advanced Acoustic Technologies
By: /s/ Alphonse Cassone Alphonse Cassone, President	By: /s/ Alphonse Cassone Alphonse Cassone, President

Sonic Wellness Centers, Inc.
By: /s/ Alphonse Cassone Alphonse Cassone, President

Exhibit “A”

Share Issuance

The Medsonix Shares shall be issued and delivered in such names and denominations as follows. Each shareholder listed below shall sign, in the space next to his/her/its name, to indicate his/her/its assent to the Agreement. In the case in which the shareholder is not a natural person, the person signing on behalf of the shareholders represents and warrants that he/she is duly authorize to execute this Agreement and, by his/her signature, to bind the shareholding entity. By signing this and assenting to this Agreement, the undersigned shareholder acknowledges that this Agreement shall serve as written consent and approval of the proposal by the Boards of Directors of Sonic Wellness Centers, Inc. and Advanced Acoustic Technologies of their respective acquisitions by Medsonix pursuant to NRS 92A.120.

Shareholder Name	No. of Shares Held in Sonic Wellness	No. of Shares Held in Advanced Acoustic	Signature

Raymond Faber	60,000	25,000

Gilbert & Margarita Correa	30,000

Jeffrey & Robin Wright	25,000

Margaret Cassone	60,000	45,000

Scott & Melody Blaser	35,000

Maritza Nanasca	60,000

Catherine Enright	100,000	75,000

Joseph Carlson	100,000	75,000

Richard Hughes	25,000	45,000

Shareholder Name	No. of Shares Held in Sonic Wellness	No. of Shares Held in Advanced Acoustic	Signature

Debora Fields	25,000	30,000

Ronald Serota Family Trust	60,000	15,000

Sandra Hardman	300,000

Alphonse Cassone	8,856,000	922,500

Therese Cassone	984,000	102,500

Gary Marone	20,000

W. Larry Swecker	10,000

Yin Lai	3,000

ShenLi Ran	6,000

Louis Tavano	1,000

Sharon Golding Trust	5,000

Joan Williams	3,000

JinLi Ran	313,000	30,000

James Handlin	3,000

Dave Williams	50,000

Mary Martinelli	3,000

Susan Jung	100,000

Todd Zang	20,000